Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 4, 2015, is entered into by and among LIN Television Corporation, a Delaware corporation (“LIN Television” or the “Issuer”), Dedicated Media, Inc., a California corporation (the “New Guarantor”), each of the existing guarantors listed on the signature pages hereto (the “Existing Guarantors”) and The Bank of New York Mellon, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, an aggregate of $400,000,000 of 5.875% Senior Notes due 2022 (the “Notes”) was issued pursuant to an indenture (the “Original Indenture”), dated as of November 5, 2014, between Media General Financing Sub, Inc., a Delaware corporation (“Financing Sub”), and the Trustee;

WHEREAS, LIN Television, the guarantors named therein and the Trustee entered into a supplemental indenture to the Original Indenture, dated as of December 19, 2014 (the “Supplemental Indenture” and together with the Original Indenture, the “Indenture”) pursuant to which LIN Television assumed the obligations of Finance Sub under the Notes and the Indenture and the guarantors named therein agreed to guarantee all of the Issuer’s obligations under the Notes and the Indenture;

WHEREAS, Section 1014 of the Indenture provides that under certain circumstances certain wholly-owned subsidiaries of the Issuer under the Indenture shall execute and deliver to the Trustee a supplemental indenture and a guarantee pursuant to which such wholly-owned subsidiaries shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture; and

WHEREAS, Sections 901(e) of the Indenture provide that, without the consent of any Holder, the Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form and substance reasonably satisfactory to the Trustee, to add one or more Guarantors.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Trustee, LIN Television, the New Guarantor and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.     Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.     Agreement to Guarantee. The New Guarantor hereby becomes party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture. To further evidence its guarantee to the Holders and the Trustee, and pursuant to Section 1315 of the Indenture, the New Guarantor hereby agrees to execute and deliver to the Trustee a Guarantee in the form attached hereto as Exhibit A (the “New Guarantee”).

3.     NEW YORK LAW TO GOVERN. THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5.     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.     The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the New Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by LIN Television, the New Guarantor and the Existing Guarantors.

7. No Recourse against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any obligor in the Indenture, or in any of the Notes or Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or any Guarantor or of any Subsidiary or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

8.     Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly   executed and attested, all as of the date first above written.
 ISSUER:

LIN TELEVISION CORPORATION

By:    /s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President and Chief Financial Officer
NEW GUARANTOR:
DEDICATED MEDIA, INC.
By:    /s/ James F. Woodward
Name: James F. Woodward
Title: Vice President and Treasurer
EXISTING GUARANTORS:
MEDIA GENERAL, INC.
MGOC, INC.
BIRMINGHAM BROADCASTING CO., INC.
BIRMINGHAM BROADCASTING (WVTM-TV), LLC
BLOCKDOT, INC.
LAT, INC.
MEDIA GENERAL BROACASTING, LLC
MEDIA GENERAL COMMUNICATIONS, INC.
MEDIA GENERAL COMMUNICATIONS HOLDINGS, LLC
MEDIA GENERAL OPERATIONS, INC.
MGDT, INC
NES II, INC.
PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.
VIRGINIA PAPER MANUFACTURING CORP.
WHTM ACQUISITION LLC
YBK, INC.
YBT, INC.
YOUNG BROADCASTING, LLC
YOUNG BROADCASTING OF ALBANY, INC.
YOUNG BROADCASTING OF DAVENPORT, INC.
YOUNG BROADCASTING OF GREEN BAY, INC.
YOUNG BROADCASTING OF KNOXVILLE, INC.
YOUNG BROADCASTING OF LANSING, INC.
YOUNG BROADCASTING OF LOUISIANA, INC.
YOUNG BROADCASTING OF NASHVILLE, LLC
YOUNG BROADCASTING OF RAPID CITY, INC.
YOUNG BROADCASTING OF RICHMOND, INC.
YOUNG BROADCASTING OF SAN FRANCISCO, INC.

[Signature page to Supplemental Indenture]

YOUNG BROADCASTING OF SIOUX FALLS, INC.
YOUNG BROADCASTING SHARED SERVICES, INC.

By:    /s/ James F. Woodward
Name: James F. Woodward
Title: Vice President and Treasurer
WATE, G.P.
By: YOUNG BROADCASTING OF KNOXVILLE, INC., its Managing Partner
By:    /s/ James F. Woodward
Name: James F. Woodward
Title: Vice President and Treasurer
WKRN, G.P.
By: YOUNG BROADCASTING OF NASHVILLE, LLC, its Managing Partner
By:    /s/ James F. Woodward
Name: James F. Woodward
Title: Vice President and Treasurer
KLFY, L.P.
By: YOUNG BROADCASTING OF LOUISIANA, INC., its General Partner
By:    /s/ James F. Woodward
Name: James F. Woodward
Title: Vice President and Treasurer
FEDERATED MEDIA PUBLISHING LLC
KXAN LLC
KXTX HOLDINGS LLC
LIN DIGITAL LLC
LIN DIGITAL MEDIA LLC
LIN MOBILE, LLC
LIN TELEVISION OF TEXAS, INC.
NORTH TEXAS BROADCASTING LLC
PRIMELAND LLC
TVL BROADCASTING LLC
WOOD TELEVISISION LLC
WTNH BROADCASTING LLC
By:    /s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President and Chief Financial Officer

INDIANA BROADCASTING, LLC

[Signature page to Supplemental Indenture]

LIN OF ALABAMA, LLC
LIN OF COLORADO, LLC
LIN OF NEW MEXICO, LLC
LIN OF WISCONSIN, LLC
LIN LICENSE COMPANY, LLC
WAVY BROADCASTING, LLC
WIVB BROADCASTING, LLC
WWLP BROADCASTING, LLC
WOOD LICENSE CO., LLC
By: LIN TELEVISION CORPORATION, its Sole Member
By:    /s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President and Chief Financial Officer
LIN STUDIOS LLC
TVL BROADCASTING OF RHODE ISLAND, LLC
WDTN BROADCASTING, LLC
By: TVL BROADCASTING LLC, its Sole Member
By:    /s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President and Chief Financial Officer
LIN TELEVISION OF TEXAS, L.P.
By: LIN TELEVISION OF TEXAS, INC.,
its General Partner
By:    /s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President and Chief Financial Officer

[Signature page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee

By:    /s/ Francine Kincaid____
Name: Francine Kincaid
Title: Vice President

[Signature page to Supplemental Indenture]

Exhibit A

GUARANTEE
For value received, the undersigned hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, jointly and severally, to each Holder of this Note and the Trustee the payment of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations and liabilities of the Issuer under the Indenture or the Notes to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Thirteen of the Indenture. Reference is hereby made to the Indenture for the precise terms of the Guarantee.

GUARANTOR:

By:
Name:
Title: